Garb Oil & Power Corporation
1588 South Main Street, Suite 200
Salt Lake City, Utah 84115
Phone: 801-832-9865
Email: info@garbmail.com
Web: www.garbop.com

February 26th, 2010

CERTIFICATE OF RESOLUTION

I, Bill Anderson, Secretary of Garb-Oil & Power Corporation (the "Corporation" or the "Company"), a Utah corporation, do hereby certify that the following is a true and complete copy of resolution duly adopted by the Board of Directors of the Corporation on February 26, 2010, and that said resolution has not been rescinded, revoked, amended or modified in any respect and remain in full force and effect as of the date hereof:

> RESOLVED THAT the Corporation's By-Laws be recertified without change.
>
> And,
>
> RESOLVED THAT John Rossi is granted the position of President and CEO with all authorities, rights and privileges duly reserved for these positions as defined in the Corporation's By-Laws under Article IV "OFFICERS" Sections 1, 2, 3, 4, 5, 6, 8, 9, 10, 11, 12, 13, and 14 and Article V "EXECUTION OF INSTRUMENTS, BORROWING OF MONEY AND DEPOSIT OF CORPORATE FUNDS" in its entirety. John Rossi nominates under Section 4.09 of the By-Laws as his Executive Vice President Matthew Shepard.

In witness whereof, I have executed this document on this 5th day of March 2010.

Bill Anderson, Secretary, Garb-Oil & Power Corporation

On this 5th day of March 2010 before me the undersigned officer personally appeared Bill Anderson, know personally to me to be the Secretary of the above-named corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained and state, by signing his name as such officer.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public

THE GREAT SEAL OF THE STATE OF UTAH 1896
Notary Public
GWEN E. NELSON
1588 South Main Street
Salt Lake City, Utah 84115
My Commission Expires
May 1, 2012
State of Utah